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                                   EXHIBIT 5

           OPINION AND CONSENT OF CLARK, LADNER, FORTENBAUGH & YOUNG









                               February 21, 1996


North American Technologies Group, Inc.
4710 Bellaire Boulevard
Suite 301
Bellaire, Texas  77401

          RE:  NORTH AMERICAN TECHNOLOGIES GROUP, INC.'S
               REGISTRATION STATEMENT ON FORM S-8
               ------------------------------------------

Gentlemen:

          We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by North American Technologies Group, Inc. (the "Company") for the purpose of registering under the Securities Act of 1933 shares of common stock of the Company, $.001 par value, which may be issued by the Company as consideration under a Consulting Agreement dated December 1, 1995 by and between Corporate Investor Relations, Inc. and the Company (the "Consulting Agreement"). As counsel to the Company, we have examined such corporate records, certificates and other documents as we consider to relevant and necessary to express the opinion hereinafter set forth.

          On the basis of the foregoing and of our consideration of such other legal and factual matters that we have deemed
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North American Technologies Group, Inc.
February 21, 1996
Page 2


appropriate, we are of the opinion that the common stock of the Company covered by the Registration Statement has been duly authorized and, when the options granted under the Consulting Agreement are exercised, will be legally issued, fully paid and non-assessable, assuming that the applicable option exercise price (as set forth in the Consulting Agreement) is paid with respect to each share of common stock prior to issuance and full compliance with the Consulting Agreement is otherwise made.

          This opinion is being delivered to you in compliance with Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission. This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/Clark, Ladner, Fortenbaugh & Young